Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Stuart Wooldridge, President of Orca International Language Schools Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the annual report on Form 10-KSB of Orca International Language Schools Inc. for the year ended March 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Orca International Language Schools Inc.

Dated: July 14, 2008

/s/ Stuart Wooldridge
Stuart Wooldridge
President and Director
(Principal Executive Officer and Principal Financial Officer)
Orca International Language Schools Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Orca International Language Schools Inc. and will be retained by Orca International Language Schools Inc. and furnished to the Securities and Exchange Commission or its staff upon request.